Exhibit 10.1


                       Restricted Stock Program
                 Pursuant to 2005 Stock Incentive Plan

Type of award:         Restricted stock

Eligible employees:    Chief Executive Officer (CEO) and Executive
                       Vice Presidents (EVP)

                       Eligible employees must continue to be
                       employed by the Corporation on the
                       date the Measurement Date.

Performance criteria:  ROAA Target:

                       S.Y. Bancorp's return on Average Assets (ROAA) equal to or greater than the 90th percentile of the three year average ROAA of Peer Group

                       ROAE Target:

                       S.Y. Bancorp's return on Average Equity (ROAE) equal to or greater than the 90th percentile of the three year average ROAE of Peer Group

                       Peer Group:

                       Not less than 12 comparable financial
                       institutions to be selected by the
                       Compensation Committee not later than
                       March 31 of the fiscal year for which
                       the award may be earned. This peer
                       group will be the same as that used by
                       the Compensation Committee for
                       executive compensation reviews.

                       Average ROAA and ROAE of Peer Group:

                       Determined based on published
                       financial information of Peer Group as
                       of December 31 of the fiscal year for
                       which the award may be earned.

Award Amounts:         Upon the Corporation's attainment of the ROAA
                       Target for the fiscal year:
                       o  CEO will be awarded restricted shares with
                          an aggregate value equal to 5% of base
                          salary.
                       o  Each EVP will be awarded restricted shares
                          with an aggregate value equal to 2.5% of base salary.

                       Upon the attainment by the Corporation of the ROAE Target for the fiscal year:
                       o CEO will be awarded restricted shares with an aggregate value equal to 5% of base salary.
                       o Each EVP will be awarded restricted shares with an aggregate value equal to 2.5% of base salary.

Award Date: Awards will be made on the date the Board of Directors certifies the Corporation's ROAA and ROAE based on published financial data for the most recently completed fiscal year.

Valuation              of shares: The number of shares
                       awarded will be based on the closing
                       trading price per share of the
                       Corporation's common stock on the
                       NASDAQ Stock Exchange on the Award
                       Date. The number of shares subject to
                       an award will be rounded to the next
                       highest whole number of shares.

Vesting: One-third of the shares subject to each award will vest on the dates 12 months, 24 months and 36 months, respectively, after the date of the award provided the executive continues to employed by the Corporation until each such date, or, if earlier, upon a Change in Control or if termination of employment is due to death or Disability.